Exhibit 4.2

EXECUTION VERSION

SECOND SUPPLEMENTAL INDENTURE

by and between

COWEN INC.

as Issuer,

and

THE BANK OF NEW YORK MELLON

as Trustee

7.35% Senior Notes due 2027

Dated as of December 8, 2017

Supplement to Indenture dated as of October 10, 2014

i

ii

This SECOND SUPPLEMENTAL INDENTURE (this “Second Supplemental Indenture”), dated as of December 8, 2017, between COWEN INC. (f/k/a Cowen Group, Inc.), a Delaware corporation (the “Company”), and THE BANK OF NEW YORK MELLON, a New York banking corporation, as trustee (the “Trustee”).

RECITALS

WHEREAS, the Company and the Trustee have heretofore executed and delivered an indenture, dated as of October 10, 2014 (the “Base Indenture”), providing for the issuance by the Company from time to time of its debt securities to be issued in one or more series (the Base Indenture, as supplemented by this Second Supplemental Indenture and as it may be further supplemented or amended from time to time, is herein referred to as the “Indenture”);

WHEREAS, Sections 2.1 and 9.1 of the Base Indenture provide, among other things, that the Company and the Trustee may, without the consent of the Holders, enter into indentures supplemental to the Base Indenture to provide for specific terms applicable to any series of Securities (as such term is defined in the Base Indenture);

WHEREAS, Section 2.1 of the Base Indenture provides, among other things, that there shall be established in or pursuant to a Board Resolution, and set forth, or determined in the manner provided, in an Officers’ Certificate of the Company or in a Company Order, or established in one or more indentures supplemental to the Base Indenture, prior to the issuance of the initial securities of any series, any deletions from or any exceptions, modifications or additions to those provisions set forth in Article III, Section 6.1, Article VIII and Article IX of the Base Indenture and any other terms of the applicable series which shall not be prohibited by the Base Indenture;

WHEREAS, the Company intends by this Second Supplemental Indenture to create and provide for the issuance of a new series of debt securities to be designated as the “7.35% Senior Notes due 2027” (the “Initial Securities”);

WHEREAS, from time to time, the Company may, if permitted to do so pursuant to the terms of the Indenture, the Initial Securities and the terms of its other indebtedness existing on such future date, issue additional senior debt securities having the same interest rate, Maturity and other terms (except for the issue date, the public offering price and the first Interest Payment Date) as, and ranking equally and ratably with, the Initial Securities in accordance with this Second Supplemental Indenture (the “Additional Securities”; for purposes of the Indenture, the Initial Securities and the Additional Securities together are referred to as the “Securities”); and

WHEREAS, all things necessary to make the Securities, when executed by the Company and authenticated and delivered by the Trustee, issued upon the terms and subject to the conditions set forth in the Indenture and delivered as provided in the Indenture against payment therefor, valid, binding and legal obligations of the Company according to their terms, and all actions required to be taken by the Company under the Base Indenture to make this Second Supplemental Indenture a valid, binding and legal agreement of the Company, have been done.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the sufficiency and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01 Definitions.

(a) All capitalized terms used herein and not otherwise defined below shall have the meanings ascribed thereto in the Base Indenture.

(b) The following are definitions used in this Second Supplemental Indenture, and to the extent that a term is defined both herein and in the Base Indenture, the definition in this Second Supplemental Indenture shall govern with respect to the Securities.

“Board of Directors” means:

(1)	with respect to a corporation, the board of directors of the corporation or a duly authorized committee thereof;

(2)	with respect to a partnership, the board of directors of the general partner of the partnership; and

(3)	with respect to any other Person, the board or committee of such Person serving a similar function.

“Capital Stock” means:

(1)	in the case of a corporation, corporate stock;

(2)	in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3)	in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

(4)	any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Commission” means the Securities and Exchange Commission.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder from time to time.

“Guarantee” means, as to any Person, a guarantee, direct or indirect, in any manner, including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any indebtedness for borrowed money of another Person, but excluding endorsements for collection or deposit in the normal course of business.

“Guarantor” means any Subsidiary of the Company that fully and unconditionally Guarantees the payment of principal of, premium, if any, and accrued and unpaid interest on the Securities by executing and delivering to the Trustee a supplemental indenture, until such time as such Subsidiary is released from its Security Guarantee.

“Issue Date” means the first date that the Securities are issued under the Indenture.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder from time to time.

“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date of the Indenture.

“Subsidiary” means, with respect to any Person:

(1)	a corporation a majority of whose Voting Stock is at the time owned or controlled, directly or indirectly, by such Person, one or more Subsidiaries thereof or such Person and one or more Subsidiaries thereof; and

(2)	any other Person (other than a corporation), including, without limitation, a partnership, limited liability company, business trust or joint venture, in which such Person, one or more Subsidiaries thereof or such Person and one or more Subsidiaries thereof, directly or indirectly, at the date of determination thereof, has at least majority ownership interest entitled to vote in the election of directors, managers or trustees thereof (or other Person performing similar functions).

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is ordinarily entitled to vote in the election of the Board of Directors of such Person.

Section 1.02 Other Definitions.

Term	Defined in Section
“Additional Securities”	Recitals
“Base Indenture”	Recitals
“Company”	Introductory paragraph
“Event of Default”	6.01
“Indenture”	Recitals
“Initial Securities”	Recitals
“Interest Payment Date”	2.04(c)

Term	Defined in Section
“Payment Default”	6.01(5)(i)
“Regular Record Date”	2.04(c)
“Second Supplemental Indenture”	Introductory paragraph
“Securities”	Recitals
“Stated Maturity”	2.04(b)
“Surviving Entity”	5.01(a)(i)(B)
“Trustee”	Introductory paragraph

Section 1.03 Incorporation by Reference of Trust Indenture Act.

The Indenture is subject to the mandatory provisions of the TIA which are incorporated by reference in and made a part of the Indenture. The following TIA terms have the following meanings:

“indenture securities” means the Securities,

“indenture security holder” means a Holder of a Security,

“indenture to be qualified” means the Indenture,

“indenture trustee” or “institutional trustee” means the Trustee, and

“obligor” on the indenture securities means the Company and any other obligor on the indenture securities.

All other TIA terms used in the Indenture that are defined by the TIA, defined in the TIA by reference to another statute or defined by SEC rules promulgated under the TIA have the meanings assigned to them by such definitions.

ARTICLE II

APPLICATION OF SUPPLEMENTAL INDENTURE

AND CREATION, FORMS, TERMS AND CONDITIONS OF SECURITIES

Section 2.01 Application of this Second Supplemental Indenture. The provisions of this Second Supplemental Indenture, including the covenants set forth herein, are expressly and solely for the benefit of the Holders of the Securities. The Securities constitute a separate series of Securities as provided in Section 2.1 of the Base Indenture. With respect to the Securities only, the Base Indenture shall be supplemented and amended pursuant to this Second Supplemental Indenture. To the extent that the provisions of this Second Supplemental Indenture conflict with any provision of the Base Indenture, the provisions of this Second Supplemental Indenture shall govern and be controlling, but solely with respect to the Securities.

Section 2.02 Creation of the Securities. In accordance with Section 2.1 of the Base Indenture, the Company hereby creates the Securities as a separate series of its Securities issued pursuant to the Base Indenture. The Securities shall be issued initially in an aggregate principal amount of up to $138,000,000, including up to $18,000,000 aggregate principal amount of Securities in the event that the underwriters exercise their right in full to purchase Additional

Securities under that certain Underwriting Agreement, dated as of December 5, 2017, between the Company and Morgan Stanley & Co. LLC and UBS Securities LLC, as representatives of such underwriters. Additional Securities may be issued pursuant to Section 2.04(e) hereof.

Section 2.03 Form of the Securities. The Securities shall be issued in the form of a Global Security, duly executed by the Company and authenticated by the Trustee, which shall be deposited with the Trustee as custodian for DTC and registered in the name of “Cede & Co.,” as the nominee of DTC. The Securities shall be substantially in the form of Exhibit A attached hereto. So long as DTC, or its nominee, is the registered owner of a Global Security, DTC or its nominee, as the case may be, shall be considered the sole owner or Holder of the Securities represented by such Global Security for all purposes under the Indenture and under such Securities. Ownership of beneficial interests in such Global Security shall be shown on, and transfers thereof shall be effective only through, records maintained by DTC or its nominee (with respect to beneficial interests of participants) or by participants or Persons that hold interests through participants (with respect to beneficial interests of beneficial owners). The Securities shall not be issuable in temporary global form.

Section 2.04 Terms and Conditions of the Securities.

The Securities shall be governed by all the terms and conditions of the Indenture. In particular, the following provisions shall be terms of the Securities:

(a) Title and Conditions of the Securities. The title of the Securities shall be as specified in the Recitals; and the aggregate principal amount of the Securities shall be as specified in Section 2.02 of this Article II, except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, the Securities pursuant to Sections 2.8, 2.9, 2.13, 2.16, 5.7 or 9.5 of the Base Indenture and except for any Securities that, pursuant to Section 2.4 or 2.16 of the Base Indenture, are deemed never to have been authenticated and delivered hereunder.

(b) Stated Maturity. The Securities shall mature, and the principal of the Securities shall be due and payable in U.S. Dollars to the Holders thereof, together with all accrued and unpaid interest thereon, on December 15, 2027 (the “Stated Maturity”).

(c) Payment of Principal and Interest. The Securities shall bear interest at 7.35% per annum, from and including December 8, 2017, or from the most recent Interest Payment Date (as defined hereafter) on which interest has been paid or provided for until the principal thereof becomes due and payable, and on any overdue principal. Interest on the Securities shall be payable quarterly in arrears in U.S. Dollars on March 15, June 15, September 15 and December 15 of each year, commencing on March 15, 2018 (each such date, a “Interest Payment Date” for the purposes of the Securities under the Indenture). Payments of interest shall be made to the Person in whose name a Security (or predecessor Security) is registered (which shall initially be the Depositary) at the close of business on the March 1, June 1, September 1 and December 1 (whether or not that date is a Business Day), as the case may be, immediately preceding such Interest Payment Date (each such date, a “Regular Record Date” for the purposes of the Securities). Interest on the Securities shall be calculated on the basis of a 360-day year comprised of twelve 30-day months. The amount of interest payable for any period shorter than a full quarterly interest period shall be computed on the basis of the number of days elapsed in a 90-day quarter of three 30-day months. If any Interest Payment Date falls on a Saturday, Sunday, legal holiday in the City of New York or a day on which banking institutions in the City of New York are authorized by law, regulation or executive order to close, then payment of interest shall be made on the next succeeding Business Day and no additional interest will accrue because of the delayed payment.

(d) Registration, Form and Denominations. The Securities shall be issuable as registered securities as provided in Section 2.03 of this Article II. The form of the Securities shall be as set forth in Exhibit A attached hereto. The Securities shall be issued and may be transferred only in minimum denomination of $25 and integral multiples of $25 in excess thereof. All payments of principal, Redemption Price and accrued unpaid interest in respect of the Securities shall be made by the Company as set forth in the Securities.

(e) Further Issuance. The Company may, from time to time, without the consent of or notice to the Holders, pursuant to a Company Order delivered to the Trustee, create and issue Additional Securities provided that such Additional Securities constitute a qualified reopening of the Initial Securities pursuant to Treasury Regulation Section 1.1275-2(K). Additional Securities issued in this manner shall be consolidated with and shall form a single series with the previously outstanding Securities.

(f) Ranking. The Securities shall be the Company’s unsecured and unsubordinated obligations and shall rank equally in right of payment with all of its current and future unsecured and unsubordinated indebtedness and senior to all of its current and future subordinated indebtedness.

(g) Sinking Fund. The Securities are not entitled to any sinking fund.

(h) Additional Amounts. No Additional Amounts shall be payable with respect to the Securities.

(i) Surrender of Securities. The Securities may be surrendered for registration of transfer or exchange at the Corporate Trust Office.

(j) Purchase Price. The initial purchase price to the public (not including the underwriters referred to in Section 2.02 of this Second Supplemental Indenture) of the Initial Securities shall be 100% of the principal amount of each Security.

(k) Other Terms and Conditions. The Securities shall have such other terms and conditions as provided herein.

ARTICLE III

REDEMPTION AND REPURCHASE

Section 3.01 Optional Redemption.

(a) On or after December 15, 2020, the Company may redeem the Securities, in whole at any time or in part from time to time, at the Company’s option, upon not less than 30 nor more than 60 days’ prior notice to the Holders of the Securities, at a Redemption Price (as calculated by the Company) equal to 100% of the principal amount of the Securities to be redeemed plus any accrued and unpaid interest to, but not including, the Redemption Date (subject to the right of the Holders of record on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date).

(b) To the extent not conflicting with the terms of this Second Supplemental Indenture, including this Section 3.01, the terms of Article V of the Base Indenture shall apply to the redemption of the Securities pursuant to this Section 3.01.

Section 3.02 Mandatory Redemption; Open Market and Other Purchases. The Company will not be required to repurchase the Securities or make any mandatory redemption or sinking fund payments with respect to the Securities. The Company or any Affiliate of the Company may at any time and from time to time acquire Securities by means other than a redemption, whether by tender offer, purchases in the open market, negotiated transactions or otherwise, in accordance with applicable securities laws. Such Securities may, at the option of the Company or the relevant Affiliate of the Company, be held, resold, or surrendered to the Trustee for cancellation. In determining whether the Holders of the requisite principal amount of outstanding Securities have consented to or voted in favor of any request, direction, notice, waiver, amendment or modification under the Indenture, Securities which a Trust Officer of the Trustee actually knows to be held by the Company or an Affiliate of the Company shall not be considered outstanding.

ARTICLE IV

COVENANTS

The covenants set forth in this Article IV shall be applicable to the Company in addition to the covenants in Article III of the Base Indenture, which shall in all respects be applicable in respect of the Securities.

Section 4.01 Reports to Holders.

(a) Whether or not required by the rules and regulations of the Commission, so long as any Securities are outstanding, the Company shall furnish the Trustee, for delivery to the Holders of the Securities upon their written request therefor:

(i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such Forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” that describes the financial condition and results of operations of the Company and its consolidated Subsidiaries, and, with respect to the annual information only, a report thereon by the Company’s certified independent accountants; and

(ii) all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports,

in the case of each of clauses (i) and (ii) above, within 30 days after the Company files the same with the Commission (or if not subject to the periodic reporting requirements of the Exchange Act, within 30 days after it would have been required to file the same with the Commission); provided that the delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants under the Indenture (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

(b) In addition, whether or not required by the rules and regulations of the Commission, the Company shall file a copy of all such information and reports with the Commission for public availability (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. To the extent that the Company files such information and reports with the Commission and such information and reports are publicly available via EDGAR on the Commission’s website, then the Company shall not be required to furnish such information and reports to the Trustee for delivery to the Holders of the Securities.

Section 4.02 Statement by Officers as to Default. Section 3.6 of the Base Indenture is amended and restated in its entirety and replaced with the following:

(a) So long as Securities of any series are outstanding, the Company shall deliver to the Trustee, as soon as possible and in any event within 10 business days after the Company becoming aware of the occurrence of any Event of Default or Default with respect to that series an Officers’ Certificate setting forth the details of such Event of Default or Default and the action which the Company is taking or proposes to take in respect thereof.

ARTICLE V

SUCCESSORS

Section 5.01 Merger, Consolidation or Sale of Assets. Section 4.1 of the Base Indenture is amended and restated in its entirety and replaced with the following:

(a) The Company shall not, in a single transaction or series of related transactions, consolidate or merge with or into any Person, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the Company’s assets whether as an entirety or substantially as an entirety to any Person unless:

(i) either:

(A)	the Company shall be the surviving or continuing corporation; or

(B)	the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by sale, assignment, transfer, lease, conveyance or other disposition the properties and assets of the Company (the “Surviving Entity”):

(1)	shall be a corporation organized and validly existing under the laws of the United States or any State thereof or the District of Columbia; and

(2)	shall expressly assume, by supplemental indenture (in form and substance reasonably satisfactory to the Trustee), executed and delivered to the Trustee, the due and punctual payment of the principal of, and premium, if any, and interest on all of the Securities and the performance of every covenant of the Securities and the Indenture on the Company’s part to be performed or observed;

(ii) immediately before and immediately after giving effect to such transaction and the assumption contemplated by clause (a)(i)(B)(2) of this Section 4.1, no Default or Event of Default shall have occurred or be continuing; and

(iii) the Company or the Surviving Entity shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with the applicable provisions of the Indenture and that all conditions precedent in the Indenture relating to such transaction have been satisfied.

(b) For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Subsidiaries the Capital Stock of which constitutes all or substantially all of the Company’s properties and assets, shall be deemed to be the transfer of all or substantially all of the Company’s properties and assets.

(c) Upon any consolidation, combination or merger or any transfer of all or substantially all of the Company’s assets in accordance with the foregoing in which the Company is not the continuing corporation, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, lease or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture and the Securities with the same effect as if such surviving entity had been named as such.

ARTICLE VI

EVENTS OF DEFAULT

Section 6.01 Event of Default. Section 6.1 of the Base Indenture is amended and restated in its entirety and replaced with the following:

Each of the following constitutes an “Event of Default,” wherever used in the Indenture with respect to the Securities:

(1) a default for 30 days in the payment when due of interest on the Securities;

(2) a default in payment when due (whether at Stated Maturity, upon acceleration, redemption or otherwise) of the principal of, or premium, if any, on the Securities;

(3) the failure by the Company to comply with the provisions of Section 4.1 of the Base Indenture (as amended and restated by Section 5.01 of this Second Supplemental Indenture);

(4) the failure by the Company for 60 days after receiving written notice specifying the default (and demanding that it be remedied) from the Trustee or Holders representing 25% or more of the aggregate principal amount of Securities outstanding to comply with any of the other covenants or agreements in the Indenture;

(5) a default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for borrowed money by the Company or any of its Significant Subsidiaries (or the payment of which is Guaranteed by the Company or any of its Significant Subsidiaries) other than indebtedness for borrowed money owed to the Company or any of its Significant Subsidiaries, whether such indebtedness for borrowed money or Guarantee now exists, or is created after the Issue Date, if that default:

(i) is caused by a failure to make any payment of principal or interest when due at the stated maturity thereof (giving effect to any applicable grace periods and any extensions thereof) of such indebtedness for borrowed money (a “Payment Default”); or

(ii) results in the acceleration of such indebtedness for borrowed money prior to its express maturity,

and, in each case, the amount of any such indebtedness for borrowed money, together with the amount of any other such indebtedness for borrowed money that is then subject to a Payment Default or the maturity of which has been so accelerated, aggregates $25.0 million or more;

(6) the failure by the Company or any of its Significant Subsidiaries to pay final judgments (to the extent such judgments are not paid or covered by insurance provided by a reputable carrier) aggregating in excess of $25.0 million, which judgments are not paid, discharged or stayed for a period of 60 days;

(7) the Company or any Significant Subsidiary, or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary of the Company:

(i) commences a voluntary case under any Bankruptcy Law,

(ii) consents to the entry of an order for relief against it in an involuntary case,

(iii) consents to the appointment of a custodian or receiver of it or for all or substantially all of its property,

(iv) makes a general assignment for the benefit of its creditors, or

(v) admits in writing its inability to pay its debts as they become due; and

(8) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(i) is for relief in an involuntary case against the Company or any Significant Subsidiary, or any group of Subsidiaries, that taken as a whole, would constitute a Significant Subsidiary, of the Company;

(ii) appoints a custodian or receiver of the Company or any Significant Subsidiary, or any group of Subsidiaries, that taken as a whole, would constitute a Significant Subsidiary, of the Company or for all or substantially all of the property of any of the foregoing;

(iii) orders the liquidation of the Company or any of its Significant Subsidiaries, or any group of Subsidiaries, that taken as a whole, would constitute a Significant Subsidiary, of the Company; and the order or decree remains unstayed and in effect for 60 consecutive days.

Section 6.02 Acceleration. Section 6.2 of the Base Indenture is amended such that the references to “clause (6) or (7)” in the first and second paragraph and in clause (5) of the third paragraph are deleted and replaced with the words “clause (7) or (8)”.

Notwithstanding Article VI of the Base Indenture, for the first 365 days immediately following an Event of Default relating to (i) the Company’s failure to file with the Trustee any documents or reports that it is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act or (ii) the Company’s failure to comply with its reporting obligations to the Trustee set forth under Section 4.01 of this Second Supplemental Indenture, the sole remedy for any such Event of Default shall be the accrual of additional interest on the Securities at a rate per annum equal to (i) 0.25% of the outstanding principal amount of the Securities for the first 180 days following the occurrence of such Event of Default and (ii) 0.50% of the outstanding principal amount of the Securities for the next 180 days after the first 180 days following the occurrence of such Event of Default, in each case, payable quarterly at the same time and in the same manner as regular interest on the Securities. This additional interest will accrue on all outstanding Securities from, and including the date on which such Event of Default first occurs to, and including, the 365th day thereafter (or such earlier date on which such Event of Default shall have been cured or waived). In addition to the accrual of such additional interest, on and after the 360th day immediately following an Event of Default relating to such reporting obligations, either the Trustee or the Holders of at least 25% in aggregate principal amount of outstanding Securities may declare the principal amount of the Securities and any accrued and unpaid interest through the date of such declaration, to be immediately due and payable.

ARTICLE VII

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 7.01 Option to Effect Legal Defeasance or Covenant Defeasance. Section 8.1 of the Base Indenture shall be amended and restated in its entirety and replaced with the following Section 8.1:

The Securities shall be subject to defeasance or covenant defeasance pursuant to Section 8.2 or 8.3 and upon compliance with the conditions set forth in this Article VIII. The Company may, at its option and at any time, elect to have either Section 8.2 or 8.3 be applied to all outstanding Securities so subject to defeasance or covenant defeasance. Any such election shall be evidenced by a Board Resolution of the Company.

Section 7.02 Covenant Defeasance. Section 8.3 of the Base Indenture shall be amended and restated in its entirety and replaced with the following Section 8.3:

Upon the Company’s exercise under Section 8.1 hereof of the option applicable to this Section 8.3 with respect to the Securities, the Company shall, with respect to the Securities, subject to the satisfaction of the conditions set forth in Section 8.4 hereof, be released from obligations under the covenants contained in Sections 3.2 and 3.5 of the Base Indenture, Sections 4.01 of this Second Supplemental Indenture and Section 4.1 of the Base Indenture (as amended by Section 5.01 of this Second Supplemental Indenture) with respect to the outstanding Securities on and after the date the conditions set forth in Section 8.4 hereof are satisfied (hereinafter, “Covenant Defeasance”), and the Securities shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders of the Securities (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that the Securities shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Securities, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under clauses (3) or (4) of Section 6.1 of the Base Indenture (as amended and restated by Section 6.01 of this Second Supplemental Indenture), but, except as specified above, the remainder of the Indenture and the Securities shall be unaffected thereby. If the Company exercises under Section 8.1 hereof the option applicable to this Section 8.3, subject to the satisfaction of the conditions set forth in Section 8.4 hereof, payment of the Securities may not be accelerated because of an Event of Default specified in clauses (5), (6), (7) or (8) (other than, in the case of clauses (7) and (8), any such Event of Default with respect to the Company) of Section 6.1 of the Base Indenture (as amended and restated by Section 6.01 of this Second Supplemental Indenture).

Section 7.03 Conditions to Legal or Covenant Defeasance. Section 8.4 of the Base Indenture shall be deleted in its entirety and replaced with the following Section 8.4:

The following shall be the conditions to the application of either Section 8.2 or 8.3 hereof to the outstanding Securities of any series.

In order to exercise Legal Defeasance or Covenant Defeasance with respect to the Securities of any series:

(1) the Company irrevocably deposits with the Trustee, in trust, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of the Securities, (i) cash in U.S. dollars, (ii) non-callable U.S. government securities or (iii) a combination thereof, in each case in an amount sufficient, after payment of all federal, state and local taxes in respect thereof, in the opinion of a nationally-recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay when due the principal, premium, if any, and interest to Stated Maturity or to the Redemption Date, as the case may be, with respect to the Securities then outstanding, and any similar payments or payment pursuant to any call for redemption applicable to the Securities on the day on which such payments are due and payable in accordance with the terms of the Indenture and the Securities;

(2) no Default or Event of Default shall have occurred and be continuing on the date of the deposit or insofar as an Event of Default resulting from certain events involving the Company’s bankruptcy or insolvency are concerned, at any time during the period ending on the 91st day after the date of the deposit or, if longer, ending on the day following the expiration date of the longest preference period applicable to the Company in respect of the deposit (and this condition shall not be deemed satisfied until the expiration of such period);

(3) the defeasance shall not cause the Trustee to have any conflicting interest with respect to any of securities of the Company or result in the trust arising from the deposit to constitute, unless it is qualified as, a regulated investment company under the Investment Company Act of 1940, as amended;

(4) the defeasance shall not result in a default or Event of Default under the Indenture with respect to the Securities (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) and the deposit will not result in a breach or violation of, or constitute a default under, any other material agreement or instrument to which the Company or any Significant Subsidiary is a party or by which the Company or any Significant Subsidiary is bound;

(5) the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders will not recognize income, gain or loss for federal income tax purposes as a result of the defeasance and will be subject to federal income tax in the same manner as if the defeasance had not occurred, which Opinion of Counsel, in the case of legal defeasance, must refer to and be based upon a published ruling of the Internal Revenue Service, a private ruling of the Internal Revenue Service addressed to us, or otherwise a change in applicable federal income tax law occurring after the date hereof; and

(6) the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel stating that the conditions to such defeasance set forth in the Indenture have been complied with.

ARTICLE VIII

AMENDMENTS

Section 8.01 Without Consent of Holders. Section 9.1 of the Base Indenture shall be amended and restated in its entirety and replaced with the following:

The Company and the Trustee may amend or supplement the Indenture or the Securities without the consent of any Holder of Securities:

(1) to cure any ambiguity, omission, mistake, defect or inconsistency;

(2) to provide for uncertificated Securities in addition to or in place of certificated Securities;

(3) to provide for the assumption of the Company’s obligations to Holders of Securities in accordance with the Indenture in the case of a merger or consolidation or sale of all or substantially all of the Company’s properties or assets;

(4) to make any change that would provide any additional rights or benefits to the Holders of Securities or that does not materially, in the good faith determination of the Board of Directors of the Company, adversely affect the legal rights under the Indenture of any such Holder;

(5) to comply with requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act;

(6) to add covenants for the benefit of the Holders or to surrender any right or power conferred upon the Company;

(7) to evidence and provide for the acceptance of appointment by a successor Trustee;

(8) to comply with the rules of any applicable securities depositary;

(9) to add a Guarantor of the Securities;

(10) to secure the Securities;

(11) to provide for the issuance of Additional Securities in accordance with the Indenture; or

(12) to conform the Indenture or the Securities to the “Description of the Notes” section in the Prospectus Supplement, to the extent any provision of the Indenture or the Securities is expressly inconsistent with any provision of the “Description of the Notes”.

After an amendment becomes effective, the Company is required to deliver to the Holders of each Security affected thereby a notice briefly describing such amendment. However, the failure to give such notice to all the Holders of each Security affected thereof, or any defect therein, will not impair or affect the validity of the amendment or supplemental indenture under this Section 9.1.

Section 8.02 With Consent of Holders. Section 9.2 of the Base Indenture shall be amended and restated in its entirety and replaced with the following:

Except as provided in Section 9.1 and this Section 9.2, the Indenture or the Securities may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Securities).

Upon the request of the Company, accompanied by a Board Resolution, and upon the filing with the Trustee of evidence of the consent of the Holders as aforesaid, and upon receipt by the Trustee of the documents described in Section 9.5, the Trustee shall, subject to Section 9.6, join with the Company in the execution of such amendment or supplemental indenture.

Except as otherwise provided by Section 6.4 and this Section 9.2, the Holders of a majority in principal amount of the then outstanding Securities may waive compliance in a particular instance by the Company with any provision of the Indenture with respect to the Securities (including waivers obtained in connection with a purchase of, or tender offer or exchange offer for, Securities of such series).

Without the consent of each Holder affected, an amendment, supplement or waiver may not (with respect to any Securities held by a non-consenting Holder):

(1) reduce the principal amount of Securities whose Holders must consent to an amendment, supplement or waiver;

(2) change the Stated Maturity of the principal of, or any installment of interest on, any Security;

(3) reduce the principal amount of, or premium, if any, or interest on, any Security;

(4) change the optional Redemption Price (or the method of calculating the Redemption Price) of the Securities from those stated in Section 3.01 of the Second Supplemental Indenture;

(5) waive a Default or Event of Default in the payment of principal of, or interest, or premium, if any, on, the Securities (except, upon a rescission of acceleration of the Securities by the Holders of at least a majority in aggregate principal amount of the Securities, a waiver of the payment default that resulted from such acceleration) or in respect of any other covenant or provision that cannot be amended or modified without the consent of all Holders;

(6) make any Security payable in money other than U.S. dollars;

(7) make any change in the amendment and waiver provisions of the Indenture; or

(8) impair the right to institute suit for the enforcement of any payment on or with respect to the Securities.

It shall not be necessary for the consent of the Holders under this Section 9.2 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance of the proposed amendment.

A consent to any amendment or waiver under the Indenture by any Holder of the Securities given in connection with a tender of such Holder’s Securities will not be rendered invalid by such tender. After an amendment under this Section becomes effective, the Company shall promptly deliver to Holders of each Security affected thereby a notice briefly describing such amendment. The failure to give such notice to all Holders of each Security affected thereby, or any defect therein, shall not impair or affect the validity of an amendment, supplemental indenture or waiver under this Section 9.2.

ARTICLE IX

MISCELLANEOUS

Section 9.01 Ratification of Indenture.

This Second Supplemental Indenture is executed and shall be constructed as an indenture supplement to the Base Indenture, and as supplemented and modified hereby, the Base Indenture is in all respects ratified and confirmed, and the Base Indenture and this Second Supplemental Indenture shall be read, taken and constructed as one and the same instrument.

Section 9.02 Trust Indenture Act Controls.

If any provision of the Indenture limits, qualifies or conflicts with another provision that is required or deemed to be included in the Indenture by the TIA, the required or deemed provision shall control.

Section 9.03 Notices.

All notices and other communications shall be given as provided in the Base Indenture.

Section 9.04 Governing Law.

THIS SECOND SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. EACH OF THE COMPANY, THE TRUSTEE AND THE HOLDERS HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SECOND SUPPLEMENTAL INDENTURE OR THE TRANSACTION CONTEMPLATED HEREBY.

Section 9.05 Successors.

All agreements of the Company in the Indenture and the Securities shall bind its successors. All agreements of the Trustee in the Indenture shall bind its successors.

Section 9.06 Multiple Originals.

The parties may sign any number of copies of this Second Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Second Supplemental Indenture. The exchange of copies of this Second Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Second Supplemental Indenture as to the parties hereto and may be used in lieu of the original Second Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

Section 9.07 Table of Contents; Headings.

The table of contents, cross-reference sheet and headings of the Articles and Sections of this Second Supplemental Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

Section 9.08 Binding Nature of Supplemental Indenture.

The Company hereby represents and warrants that this Second Supplemental Indenture is its legal, valid and binding obligation, enforceable against it in accordance with its terms.

Section 9.09 No Adverse Interpretation or Other Agreements.

This Second Supplemental Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or any Subsidiary or any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Second Supplemental Indenture.

IN WITNESS WHEREOF, the parties have caused this Second Supplemental Indenture to be duly executed as of the date first written above.

COMPANY:

COWEN INC.

By:	/s/ Stephen Lasota
Name: Stephen Lasota
Title: Chief Financial Officer

[Signature page to the Second Supplemental Indenture]

TRUSTEE:

THE BANK OF NEW YORK MELLON, as Trustee

By:	/s/ Laurence J. O’Brien
Name: Laurence J. O’Brien
Title: Vice President

[Signature page to the Second Supplemental Indenture]

EXHIBIT A

FORM OF SECURITY

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO., OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS IS REQUESTED BY THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

CUSIP NO. 223622 705

COWEN INC.

7.35% SENIOR NOTE DUE 2027

$[●]	No.: R-[●]

COWEN INC., a Delaware corporation (herein called the “Company”), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of MILLION DOLLARS or such other principal amount as shall be set forth on Schedule I hereto on December 15, 2027 and to pay interest thereon at the rate of 7.35% per annum, from and including December 8, 2017, or from the most recent Interest Payment Date on which interest has been paid or provided for, on March 15, June 15, September 15 and December 15 of each year, commencing on March 15, 2018 (each, an “Interest Payment Date”), until the principal hereof is paid or made available for payment.

The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date shall, except as provided in the Indenture hereinafter referred to, be paid to the Person in whose name this Security (or one or more predecessor Securities) is registered at the close of business on the regular record date for such interest, which shall be the March 1, June 1, September 1 and December 1 (whether or not that date is a Business Day), as the case may be (each, a “Regular Record Date”), immediately preceding each Interest Payment Date. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and either may be paid to the Person in whose name this Security (or one or more predecessor Securities) is registered at the close of business on a special record date for the payment of such defaulted interest to be fixed by the Trustee, notice whereof shall be given to the Holders not less than ten days prior to such special record date, or may be paid at any time in any other lawful manner, all as more fully provided in the Indenture. Payment of the principal of and interest on this Security (including, without limitation, any Redemption Price) shall be made at the office or agency of the Company maintained for that purpose pursuant to the Indenture (initially the Corporate Trust Office of the Trustee), in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Securities Register or (ii) by wire transfer to an account maintained by the Person entitled thereto as specified in the Securities Register. Payments of principal and interest at Maturity shall be made against presentation of this Security at the Corporate Trust Office (or such other office as may be established pursuant to the Indenture), by check or wire transfer.

Reference is hereby made to the further provisions of this Security set forth on the reverse side hereof, which further provisions shall for all purposes have the same effect as though fully set forth at this place.

Unless the Trustee’s Certificate of Authentication hereon has been executed by the Trustee or an authenticating agent under the Indenture referred to on the reverse hereof by the manual signature of one of its authorized signatories, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Company has caused this Security to be to be duly executed as of the date set forth below.

COWEN INC.

By:
Name:
Title:

Trustee’s Certificate of Authentication

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated: [●]

THE BANK OF NEW YORK MELLON, as Trustee

By:
Authorized Signatory

(Reverse of Security)

COWEN INC.

7.35% SENIOR NOTE DUE 2027

1. This Security is one of a duly authorized issue of securities of the Company designated as its 7.35% Senior Notes due 2027 (the “Securities”) issued and to be issued under an indenture, dated as of October 10, 2014 (the “Base Indenture”), between the Company and The Bank of New York Mellon, as trustee (herein called the “Trustee,” which term includes any successor Trustee under the Indenture), and the second supplemental indenture, dated as of December 8, 2017 (the Base Indenture, as so supplemented and as it may be further supplemented or amended from time to time, is herein referred to as the “Indenture”), between the Company and the Trustee. Reference is hereby made to the Indenture for a statement of the respective rights thereunder of the Company, the Trustee and the Holders of the Securities, and the terms upon which the Securities are, and are to be, authenticated and delivered. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the TIA. The Securities are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of such terms. To the extent any provision of this Security conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The indebtedness of the Company evidenced by the Securities, including the principal thereof and interest thereon (including post-default interest), shall constitute unsecured indebtedness of the Company and shall rank equally in right of payment with all of the Company’s current and future unsecured and unsubordinated indebtedness and senior to all of its current and future subordinated debt.

Interest on the Securities shall be calculated on the basis of a 360-day year comprised of twelve 30-day months.

2. The Securities are redeemable on or after December 15, 2020, at the option of the Company, as a whole at any time or in part from time to time, at the Redemption Price and in the manner provided in the Indenture.

3. If an Event of Default with respect to the Securities shall occur and be continuing, the principal of the Securities, together with all accrued and unpaid interest and premium, if any, may be declared due and payable in the manner and with the effect provided in the Indenture.

4. The Indenture permits, with certain exceptions as therein provided, the amendment or supplement thereof and the Securities and the modification of the rights and obligations of the Company and the rights of the Holders of Securities under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Securities then outstanding. The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the Securities then outstanding, on behalf of the Holders of all Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange therefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

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5. The Securities are issuable as registered securities in minimum denominations of $25.00 or any amount in excess thereof which is an integral multiple of $25.00. As provided in the Indenture, and subject to certain limitations therein set forth, the Securities are exchangeable for a like aggregate principal amount of Securities in authorized denominations, as requested by the Holder surrendering the same.

6. As provided in the Indenture and subject to certain limitations therein set forth, the Registrar shall register the transfer and make certain exchanges of the Securities if the Registrar’s requirements and the requirements of the Indenture for such transactions are met. Such Securities presented for transfer or exchange must be duly endorsed or accompanied by a written instruction of transfer in form reasonably satisfactory to the Registrar duly executed by the Holder thereof or such Holder’s attorney, duly authorized in writing, on which instruction the Registrar can conclusively rely.

7. No service charge shall be made to the Holder for any such registration of transfer or exchange (except as otherwise expressly permitted in the Indenture), but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than such transfer tax or similar governmental charge payable on exchanges pursuant to the Indenture).

8. Prior to the due presentment of this Security for registration of transfer or exchange, the Company, the Trustee, any agent and any authenticating agent may treat the Person in whose name this Security is registered as the owner hereof for all purposes, and neither the Company, the Trustee, any agent nor any authenticating agent shall be affected by notice to the contrary.

9. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

10. No director, manager, officer, employee, incorporator, member, partner, stockholder or other owner of Capital Stock of the Company, as such, shall have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder of Securities by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Securities.

11. This Security shall not be valid or obligatory for any purpose until authenticated by the manual signature of the Trustee.

12. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUT (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

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13. Each Holder of this Security covenants and agrees by such Holder’s acceptance thereof to comply with and be bound by the foregoing provisions.

14. THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. EACH OF THE COMPANY, THE TRUSTEE AND THE HOLDERS HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SECURITY, THE INDENTURE OR THE TRANSACTION CONTEMPLATED THEREBY.

15. All capitalized terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

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ASSIGNMENT FORM

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR

OTHER IDENTIFYING NUMBER OF ASSIGNEE

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE

the within Security and all rights thereunder, hereby irrevocably constituting and appointing                      attorney to transfer said Security on the books of the Company, with full power of substitution in the premises.

Dated:

Signature:

NOTICE:	THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE WITHIN INSTRUMENT IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

Signature Guarantee:

SIGNATURE GUARANTEE

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Schedule I

SCHEDULE OF TRANSFERS AND EXCHANGES

The following increases or decreases in principal amount of this Global Security have been made:

Date of Exchange	Amount of Decrease in Principal Amount of this Global Security	Amount of Increase in Principal Amount of this Global Security	Principal Amount of this Global Security following such Decrease or Increase	Signature of Authorized Signatory of Trustee or Custodian